                                                                    EXHIBIT 4.07

                       FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 3, 2001, is entered into by and among:

               (1) FLEXTRONICS INTERNATIONAL LTD., a Singapore corporation, ("FIL") acting subject to Paragraph 8.15 of the Credit Agreement (as hereinafter defined), through its Hong Kong branch;

               (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below which are to remain parties to the Credit Agreement after the effectiveness of the assignments pursuant to Paragraph 2 below (collectively, the "Existing Lenders");

               (3) Each of the financial institutions listed on the signature pages hereof which are to become Lenders under the Credit Agreement after the effectiveness of the assignments pursuant to Paragraph 2 below (collectively, the "New Lenders", and together with the Existing Lenders, the "Lenders"); and

               (4) ABN AMRO BANK, N.V., as agent for the Lenders (in such capacity, "Agent").

                                    RECITALS

        A. FIL, the Existing Lenders and Agent are parties to that certain Credit Agreement, dated as of April 3, 2000, (the "Credit Agreement").

        B. FIL, as the sole Borrower under the Credit Agreement as of the date hereof, has requested that the Existing Lenders and Agent amend the Credit Agreement in certain respects including, without limitation, extending the Facility A Maturity Date and the Facility B Revolving Loan Maturity Date as provided for herein.

        C. In addition to and in connection with such amendments, FIL has requested that the New Lenders become parties to the Credit Agreement (as amended by this Amendment) pursuant to the assignments set forth below.

        D. The New Lenders are willing to become parties to the Credit Agreement, and the Lenders (including the New Lenders) and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FIL, the Lenders and Agent hereby agree as follows:

        1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

        2. RE-ALLOCATION OF COMMITMENTS AND ALLOCATION OF OUTSTANDING LOANS AMONG EXISTING LENDERS AND NEW LENDERS. Subject to the conditions set forth in the Assignment Agreements and Paragraph 6 below, FIL, the Existing Lenders, the New Lenders and Agent hereby agree that on and after the Effective Date (as hereinafter defined), each Existing Lender and each New Lender shall be a Lender under the Credit Agreement and the other Credit Documents with Commitments as set forth on Schedule I of the Credit Agreement (as amended pursuant to this Amendment), with all of the rights, duties and obligations of a "Lender" under the Credit Agreement and the other Credit Documents, and that each prior Lender under the Credit Agreement whose Commitments and Loans has been reduced to $0 shall cease to be a Lender and shall have no further obligations to make Loans. To effectuate the foregoing, on the Effective Date Agent shall calculate the Proportionate Share of each Existing Lender and each New Lender in each Borrowing then outstanding. Based upon such calculation, each New Lender shall purchase such shares in the outstanding Loans as Agent determines is necessary to cause each Existing Lender and each New Lender to hold Loans in each outstanding Borrowing in a principal amount equal to such Existing Lender's and such New Lender's Proportionate Share of such outstanding Borrowings.

        3. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Paragraph 6 below, the Credit Agreement is hereby amended as follows:

                  (a) The introductory paragraph is amended by changing clause
                      (5) thereof to read in its entirety as follows:

                  (5) Bank of America, N.A. and Citicorp USA, Inc., as managing agents (collectively, in such capacity, the "Managing Agents").

                  (b) Paragraph 1.01 is amended by adding thereto, in the
                      appropriate alphabetical order, definitions of the terms "First Amendment Effective Date" and "Net Proceeds" to read in their entirety as follows:

                  "First Amendment Effective Date" shall mean April 3, 2001.

                  "Net Proceeds" shall mean, with respect to any issuance and sale of securities by any Person, (a) the aggregate cash proceeds received by such Person from such sale less (b) the sum of (i) the actual amount of the reasonable fees and commissions payable to Persons other than such Person making the sale or any Affiliate of such Person and (ii) the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person.

                  (c) Paragraph 1.01 is further amended by changing the
                      definition of the term "Contingent Obligation" set forth therein to read in its entirety as follows:

                      "Contingent Obligation" shall mean, with respect to any
               Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments or
               (ii) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time), and shall, with respect to item (b)(ii) of this definition be marked to market on a current basis.

                  (d) Paragraph 1.01 is further amended by changing the word
                      "and" in the third line of the definition of the term "Credit Event" to the word "or".

                  (e) Paragraph 1.01 is further amended by changing the
                      definition of the term "EBITDA" set forth therein to read in its entirety as follows:

                  "EBITDA" shall mean, with respect to FIL for any four quarter period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

                      (a) The net income or net loss of FIL and its Subsidiaries for such period before provision for income taxes;

                      plus

                      (b) The sum (to the extent deducted in calculating net
                  income or loss in clause (a) above) of (i) all Interest Expenses of FIL and its Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of FIL and its Subsidiaries accruing during such period and (iii) other noncash charges for such period;

                      plus

                      (c) An amount, not to exceed $50,000,000 in any
                  consecutive four fiscal quarters, equal to the sum of all cash charges associated with merger-related expenses and restructuring costs accruing in such period (in each case calculated in accordance with GAAP) incurred by FIL and/or its Subsidiaries in connection with any merger, acquisition or restructuring entered into by FIL and/or any of its Subsidiaries which are otherwise permitted under this Agreement and the FIUI Credit Agreement.

                  (f) Paragraph 1.01 is further amended by changing the
                      definition of the term "Existing Secured Indebtedness" set forth therein to read in its entirety as follows:

                  "Existing Secured Indebtedness" shall mean the secured Indebtedness existing on the First Amendment Effective Date specified on Schedule 5.02(a).

                  (g) Paragraph 1.01 is further amended by changing the
                      definition of the term "Facility A Maturity Date" set forth therein to read in its entirety as follows:

                  "Facility A Maturity Date" shall mean April 3, 2004.

                  (h) Paragraph 1.01 is further amended by changing the
                      definition of the term "FIUI Credit Agreement" set forth therein to read in its entirety as follows:

                      "FIUI Credit Agreement" shall mean the Credit Agreement
               dated the date hereof among FIUI, FHUI, each of the financial institutions from time to time party thereto, ABN AMRO Bank N.V., as agent, and Fleet National Bank, as documentation agent, Bank of America, N.A. and Citicorp USA, Inc., as managing agents, and The Bank of Nova Scotia, as co-agent, as amended or restated from time to time.

                  (i) Paragraph 1.01 is further amended by changing the
                      definition of the term "Facility B Loan Maturity Date" set forth therein to read in its entirety as follows:

                      "Facility B Revolving Loan Maturity Date" shall have the
               meaning given to that term in Subparagraph 2.01(b)(iii).

                  (j) Paragraph 1.01 is further amended by changing the
                      definition of the term "Guarantor" set forth therein to read in its entirety as follows:

                      "Guarantor" shall mean each of the Eligible Material
               Subsidiaries and other Subsidiaries that has executed the Guaranty or otherwise become a party thereto.

                  (k) Paragraph 1.01 is further amended by changing the
                      definition of the term "Guaranty Obligation" set forth therein to read in its entirety as follows:

                      "Guaranty Obligation" shall mean, with respect to any
               Person, subject to the last sentence of this definition, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (other than endorsements of instruments for collection or deposits in the ordinary course of business) in each case to the extent constituting Indebtedness (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds
               (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
               (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time); provided, however, that with respect to any Guaranty Obligation by FIL or any of its Subsidiaries in respect of a primary obligation of FIL or any of its Subsidiaries, the maximum reasonably anticipated liability in respect thereof shall be deemed to be limited to an amount that actually becomes past due from time to time with respect to such primary obligation.

                  (l) Paragraph 1.01 is further amended by changing the
                      definition of the term "Indebtedness" set forth therein to read in its entirety as follows:

                  "Indebtedness" of any Person shall mean, without duplication, the following (each, unless otherwise noted, calculated in accordance with GAAP):

                  (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

                  (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price, and the capitalized amount reported for income tax purposes with respect to obligations under "synthetic" leases, but excluding accounts payable for inventory or services or the deferred purchase price of inventory to the extent not past due);

                  (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property (other than inventory) acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

                  (d) All obligations of such Person as lessee under or with respect to Capital Leases;

                  (e) All Guaranty Obligations of such Person with respect to the Indebtedness of any other Person, and all other Contingent Obligations of such Person; and

                  (f) All obligations of other Persons of the types described in clauses (a) - (e) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

                  (m) Paragraph 1.01 is further amended by changing the
                      reference to "clause (h)" set forth in the definition of "Investment" to "clause (f)".

                  (n) Paragraph 1.01 is further amended by changing the
                      definition of the term "Material Subsidiaries" set forth therein by (i) deleting the "or" appearing between the word "hereof;" and the "(ii)" in the seventh line thereof and replacing it with a ";"; (ii) adding the phrase "of FIL" immediately after the phrase "with respect to any Subsidiary" appearing at the beginning of clause ------
                      (ii) thereof; (iii) deleting the " ." appearing at the end of the last line thereof and replacing it with a "; and"; and (iv) adding a new clause (iii) at ------------ the end thereof to read in its entirety as follows:

               (iii) each of (A) FLX Cyprus Limited, a Cyprus corporation, and Flextronics Kft, a Hungarian corporation.

                  (o) Paragraph 1.01 is further amended by changing the
                      definition of the term "Security Documents" set forth therein to read in its entirety as follows:

                  "Security Documents" shall mean and include (i) the
               Guaranty, (ii) at all times prior to the First Amendment Effective Date, the Pledge Agreements and (iii) all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements) delivered to Agent or any Lender in connection with any Collateral or to secure the Obligations.

                  (p) Subparagraphs 2.01(a), 2.03(b), 2.06(b) and 2.11(b) and
                      Paragraph 8.04 are amended by changing the references to "Facility A

                      Revolving Loan Maturity Date" set forth
                      therein to "Facility A Maturity Date".

                  (q) Subparagraph 2.01(a) is further amended by deleting the word "the" immediately prior to the words "such Lender's Facility A Revolving Loans" appearing in the proviso thereof.

                  (r) Subparagraph 2.01(b) is amended by adding a new clause
                      (iii) at the end thereof to read in its entirety as follows:

                  (iii) Facility B Revolving Loan Maturity Date. As used
               herein and in the other Credit Documents, the term "Facility B Revolving Loan Maturity Date" shall mean (A) at all times prior to the First Amendment Effective Date, April 3, 2001; and (B) at all times on and after the First Amendment Effective Date, April 2, 2002.

                  (s) Subparagraphs 2.01(c) and 2.02(b) are amended by changing the references to "each Term Loan Borrowing" set forth therein to "the Term Loan Borrowing".

                  (t) Subparagraphs 2.05(c) and 2.05(d) are amended to read in their entirety as follows:

                  (c) Reduction or Cancellation of Commitments.

                      (i) Mandatory Reduction of Agent Lenders' Commitments.
                  Borrowers hereby acknowledge and agree that each of (A) ABN AMRO Bank N.V. ("ABN"), (B) Bank of America, N.A. ("BofA") and
                  (C) Citicorp USA, Inc. ("Citicorp", and together with ABN and BofA, the "Agent Lenders") has agreed to temporarily provide Facility A Commitments and Facility B Commitments in excess of their original committed amounts such that the Total Facility A Commitment and Total Facility B Commitment as of the First Amendment Effective Date each total Seventy Five Million Dollars ($75,000,000). Borrowers further acknowledge and agree that it is the intent of each Agent Lender to reduce its respective Facility A Commitment and Facility B Commitment from such higher amounts through one or more assignments involving each Agent Lender as Assignor Lenders in accordance with Paragraph 8.05 (with each Agent Lender assigning their respective Commitments on a pro rata basis) such that the final Facility A Commitments and Facility B Commitments of each such Agent Lender shall be as follows:

                           Facility A Commitment           Facility B Commitment
                           ---------------------           ---------------------
                  ABN           $9,375,000                      $9,375,000
                  BofA          $8,250,000                      $8,250,000
                  Citicorp      $8,250,000                      $8,250,000

                  If, on or prior to May 2, 2001, the Agent Lenders' respective Facility A Commitments and Facility B Commitments have not been reduced to such amounts, Borrowers hereby acknowledge and agree that on and as of such date (1) the Total Facility A Commitment shall be immediately and permanently reduced to $67,500,000 plus the amount (if any) assigned by the Agent Lenders on or prior to such date, and (2) the Total Facility B Commitment shall be immediately and permanently reduced to $67,500,000 plus the amount (if any) assigned by the Agent Lenders on or prior to such date, and (2) the Total Facility B Commitment shall be immediately and permanently reduced to $67,500,000 plus the amount (if any) assigned by the Agent Lenders on or prior to such date, such that the final Facility A Commitments and Facility B Commitments of each Agent Lender shall be in the amounts as set forth above. To effectuate the foregoing, the parties hereto acknowledge and agree that on such date Agent shall calculate the revised Proportionate Share of each Lender after giving effect to the reduction of the Commitment, and based upon such calculation, the Lenders shall purchase from the Agent Lenders such shares in the outstanding Loans as Agent determines is necessary to cause each Lender to hold Loans in each outstanding Borrowing in a principal amount equal to such Lender's revised Proportionate Share of such outstanding Borrowings.

                      (ii) Voluntary Reductions of the Commitments. Upon four
                  (4) Business Days prior written notice to Agent, Borrowers may permanently reduce the Total Facility A Commitment and/or the Total Facility B Commitment by the Dollar Equivalent amount of
                  (x) at all times prior to May 2, 2001, Two Million Five Hundred Thousand Dollars ($2,500,000) or integral multiples in excess thereof, and (y) at all times thereafter, Five Million Dollars ($5,000,000) or integral multiples in excess thereof, or cancel the Total Facility A Commitment and/or the Total Facility B Commitment in its entirety; provided, however, that:

                            (A) Borrowers may not reduce the Total Facility A
                         Commitment prior to the Facility A Maturity Date, if, after giving effect to such reduction, the Dollar Equivalent of the aggregate principal amount of all Facility A Revolving Loans then outstanding would exceed the Total Facility A Commitment;

                            (B) Borrowers may not reduce the Total Facility B
                         Commitment prior to the Facility B Revolving Loan Maturity Date if, after giving effect to such reduction, the Dollar Equivalent of the aggregate principal amount of all Facility B Revolving Loans then outstanding would exceed the Total Facility B Commitment;

                            (C) Borrowers may not cancel the Total Facility A
                         Commitment prior to the Facility A Maturity Date, if, after giving effect to such cancellation, any Facility A Revolving Loan would then remain outstanding; and

                            (D) Borrowers may not cancel the Total Facility B
                         Commitment prior to the Facility B Revolving Loan Maturity Date, if, after giving effect to such cancellation, any Facility B Revolving Loan would then remain outstanding.

                  Unless sooner terminated pursuant to this Agreement, the Facility A Commitments shall terminate on the Facility A Maturity Date and the Facility B Commitments shall terminate on the Facility B Revolving Loan Maturity Date.

                      (d) Effect of Commitment Reductions. From the effective
                  date of any reduction of the Total Facility A Commitment or the Total Facility B Commitment, the Commitment Fees payable pursuant to Subparagraph 2.06(b) shall be computed on the basis of the Total Facility A Commitment and/or the Total Facility B Commitment as so reduced. Once reduced or cancelled, the Total Facility A Commitment or the Total Facility B Commitment may not be increased or reinstated without the prior written consent of all Facility A Lenders or Facility B Lenders, as applicable. Any reduction of the Total Facility A Commitment pursuant to clause (i) of Subparagraph 2.05(c) shall be applied ratably among the Agent Lenders, and any reduction of the Total Facility A Commitment pursuant to clause (i) of Subparagraph 2.05(c) shall be applied ratably to reduce each Facility A Lender's Facility A Commitment in accordance with clause (ii) of Subparagraph 2.11(a). Any reduction of the Total Facility B Commitment pursuant to clause (i) of Subparagraph 2.05(c) shall be applied ratably among the Agent Lenders, and any reduction of the Total Facility B Commitment pursuant to clause (i) of Subparagraph 2.05(c) shall be applied to reduce each Facility B Lender's Facility B Commitment in accordance with clause (ii) of Subparagraph 2.11(a).

                      (u) Clauses (a), (b) and (c) of Subparagraph 2.15 are
                  amended to read in their entirety as follows:

                      (a) Guaranties, Etc. The Obligations shall be secured by
                  the following:

                             (i) A Guaranty in the form of Exhibit D (the
                      "Guaranty"), duly executed by all Eligible Material Subsidiaries and other Subsidiaries of FIL that have executed the Guaranty or otherwise become a party thereto , with such changes thereto as may be appropriate based on the law of the applicable jurisdictions; and

                             (ii) Subject to the last paragraph of this
                      Subparagraph 2.15(a), Pledge Agreement or Pledge Agreements, each in the form of Exhibit E (individually a "Pledge Agreement"), duly executed by FIL and any Subsidiary that directly owns the stock of any Ineligible Material Subsidiaries, together with the Guaranty executed by any such Subsidiary, with such changes thereto as may be appropriate based on the law of the applicable jurisdictions;

                      provided, however, that (1) in lieu of providing a pledge of stock of Flextronics Industrial (Shenzhen) Co. Ltd. by Flextronics Singapore Pte Ltd., FIL shall provide a pledge of the stock of Flextronics Singapore Pte Ltd. and Flextronics Singapore Pte Ltd. shall execute the Guaranty,
                      (2) in lieu of providing a pledge of the stock of Flextronics International Sweden AB by F.L. Tronics Holdings AB and a pledge of the stock of Flextronics International Finland Oy by Flextronics Holding Finland OY, Flextronics Holdings UK Limited shall execute the Guaranty and pledge of the stock of F.L. Tronics Holdings AB and (3) in lieu of providing a pledge of the stock of Flextronics International Kft, FIL shall pledge the stock of Flextronics International GmbH; (4) with respect to Flextronics Singapore Pte Ltd., on or prior to the date such Subsidiary is dissolved and the stock of Flextronics International (Shenzhen) Co. Ltd. is thereafter held by Flextronics International Singapore Pte Ltd., FIL shall promptly provide a pledge of the stock of Flextronics International Singapore Pte Ltd. and Flextronics International Singapore Pte Ltd. shall promptly execute the Guaranty which shall replace the guaranty of Flextronics Singapore Pte Ltd.; (5) if FIL does not dissolve Flextronics International Fremont, Inc. on or before May 31, 2000, Flextronics International Fremont, Inc. shall also promptly execute the Guaranty; and (6) on or prior to April 14, 2000, Dovatron Malaysia Sdn. Bhd. shall execute the Guaranty, in connection with the DII Acquisition.

                      Notwithstanding the foregoing, Lenders and Agent agree that upon and as of the First Amendment Effective Date, Agent shall terminate each of the following Pledge Agreements and release the collateral pledged to Agent for the benefit of Agent and Lenders thereunder: (A) that certain Pledge Agreement, dated as of April 3, 2000, by and between FIL and Agent with respect to securities of Flextronics International GmbH (Austria); (B) that certain Pledge Agreement, dated as of April 3, 2000, by and between FIL and Agent with respect to securities of Flextronics Singapore Pte. Ltd; and (C) that certain Pledge Agreement, dated as of April 3, 2000, by and between Flextronics Holdings UK Limited and Agent with respect to securities of F.L. Tronics Holdings AB (Sweden). In connection with the foregoing, Agent on behalf of the Lenders shall duly execute and deliver to FIL a Termination and Release Agreement (substantially in the form set forth in Exhibit A to that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date) in favor of the pledgor with respect to each such Pledge Agreement. Thereafter, upon request by any pledgor or Borrowers, Agent shall, without further consideration other than reimbursement for any costs and expenses, execute, deliver and acknowledge all such further documents, agreements, certificates and instruments and do such further acts as any pledgor or Borrowers may reasonably request to more effectively evidence or effectuate the transactions contemplated by this provision, including, but not limited to, the release and discharge of all security interests and all other rights and interests that Agent, on behalf of itself and Lenders, may have had in such pledged Collateral.

                      (b)   Changes in Material Subsidiaries.

                            (i) If, at any time after the date of this
                      Agreement, any Subsidiary of FIL that is not a Guarantor under the Guaranty shall become an Eligible Material Subsidiary, FIL promptly shall deliver, or cause to be delivered, to Agent, within sixty (60) days of any such event, (A) a

                      Subsidiary Joinder in the form of Attachment
                      1 to the Guaranty, appropriately completed and duly executed by such Subsidiary, and (B) such other instruments, agreements, certificates, opinions and documents as Agent may reasonably request to secure, maintain, protect and evidence the obligations of such Subsidiary under the Guaranty.

                             (ii) If, at any time after the date of this
                      Agreement, any Subsidiary of FIL that is a Guarantor under the Guaranty shall cease to be, or shall not have become, an Eligible Material Subsidiary, Agent shall if requested by FIL release such Subsidiary from its obligations under the Guaranty.

                      (c) Further Assurances. Borrowers shall deliver, and shall cause their Guarantors and their Subsidiaries to deliver, to Agent such other guaranties, guaranty supplements and other instruments, agreements, certificates, opinions and documents as Agent may reasonably request to implement the provisions of Subparagraph 2.15(a) and otherwise to establish, maintain, protect and evidence the rights provided to Agent, for the benefit of Agents and Lenders, pursuant to the Security Documents. Borrowers shall fully cooperate with Agent and Lenders and perform all additional acts reasonably requested by Agent or any Lender to effect the purposes of this Paragraph 2.15. Without limiting the generality of the foregoing, FIL covenants and agrees that it will ensure that the aggregate revenues of the Subsidiaries that have executed and delivered the Guaranty pursuant to this Agreement and the FIUI Credit Agreement for each year will equal or exceed 53% of the consolidated total revenues of FIL and all of its Subsidiaries as reflected for such year in FIL's annual audited Financial Statements.

               (v) Subparagraph 4.01(i) is hereby amended by deleting the word "Borrower" immediately after the word "FIL" in the second sentence thereof.

               (w) Clauses (iii) and(iv) of Subparagraph 5.02(a) are amended to read in their entirety as follows:

                      (iii) Existing Secured Indebtedness, together with initial or successive refinancings thereof, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith) and
               (B) the other terms and provisions of any such refinancing with respect to maturity, redemption, prepayment, default and subordination are no less favorable in any material respect to Lenders than the Indebtedness being refinanced;

                      (iv) Indebtedness of any Borrower or Guarantor to any
               other Borrower or any Eligible Material Subsidiary or Indebtedness of any Eligible Material Subsidiary to any Borrower, any other Eligible Material Subsidiary or any Guarantor, in each case to the extent otherwise permitted pursuant to Subparagraph 5.02(e) and Subparagraph 5.02(i); and

               (x) Clause (i) of Subparagraph 5.02(b) is amended to read in its entirety as follows:

                      (i) Liens that secure only Indebtedness which constitutes
               Permitted Indebtedness under clause (ii), (iii), (iv) or (v) of Subparagraph 5.02(a);

               (y) Clause (ii) of Subparagraph 5.02(b) is amended to read in its entirety as follows:

                      (ii) Liens in favor of any of the Borrowers, any Eligible
               Material Subsidiary or any Guarantor on all or part of the assets of Subsidiaries of any Borrower, any Eligible Material Subsidiary or any Guarantor securing Indebtedness owing by Subsidiaries of any of the Borrowers, any Eligible Material Subsidiary or any Guarantor, as the case may be, to any of the Borrowers or such other Eligible Material Subsidiary or Guarantor;

               (z) Clause (vi) of Subparagraph 5.02(b) is amended to read in its entirety as follows:

                      (vi) encumbrances on real property consisting of
               easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's or lessee's Liens under leases to which a Borrower or a Subsidiary is a party, and other minor Liens or encumbrances none of which interferes materially with the use of the property, in each case which do not individually or in the aggregate have a Material Adverse Effect;

               (aa) Clause (xi) of Subparagraph 5.02(b) is amended by adding the phrase "or by" immediately after the phrase "rights of third parties in equipment or inventory consigned to" appearing in the first line thereof.

               (bb) Subparagraph 5.02(c) is amended to read in its entirety as follows:

                   (c) Asset Dispositions. None of the Borrowers or any of their
               Subsidiaries shall sell, lease, transfer or otherwise dispose of any of their assets or property, whether now owned or hereafter acquired, except for (i) assets or property sold, leased, transferred or otherwise disposed of in the ordinary course of business for fair market value; (ii) sales of accounts receivable in securitization or financing transactions, provided that the aggregate principal amount of any accounts receivable sold in any fiscal quarter of FIL shall not exceed thirty percent (30%) of the aggregate principal amount of accounts receivable originated by FIL and its Subsidiaries during such fiscal quarter; (iii) sales of duplicative or excess assets existing as a result of transactions otherwise permitted pursuant to Subparagraph 5.02(d), provided that the aggregate principal amount of any such duplicative assets sold in any fiscal year does not exceed five percent (5%) of all fixed assets of FIL and its Subsidiaries net of depreciation held by FIL and its Subsidiaries as of the end of the immediately preceding fiscal quarter; (iv) sales or transfers of assets or property to any Borrower or Material Subsidiary for a purchase price that is not less than fair market value; provided, however, that the foregoing exception shall not permit any sale, lease, transfer or other disposition of any Collateral or of any other Equity Securities issued by any Subsidiary of FIL and owned by FIL or any of its other Subsidiaries, except for Liens in favor of Agent securing the Obligations or pursuant to the FIUI Credit Documents; (v) assets sold and leasedback by FIL or its Subsidiaries in the ordinary course of business; and (vi) dispositions of Investments permitted under Subparagraph 5.02(e) for a purchase price that is not less than fair market value of the Investments being sold.

               (cc) Clause (ii) of Subparagraph 5.02(e) is amended to read in its entirety as follows:

                      (ii) Investments listed in Schedule 5.02(e) existing or
               committed on the First Amendment Effective Date;

               (dd) Clause (iv) of Subparagraph 5.02(e) is amended to read in its entirety as follows:

                      (iv) Investments by Borrowers and the Material
               Subsidiaries and the Guarantors directly or indirectly in each other;

               (ee) Clause (x) of Subparagraph 5.02(e) is amended to read in its entirety as follows:

                      (x) Other Investments, provided that:

                             (A) No Default has occurred and is continuing on
                      the date of, or will result after giving effect to, any such Investment; and

                             (B) The aggregate consideration paid by Borrowers
                      and their Subsidiaries for all such Investments in any fiscal year (without duplication) does not exceed the sum of (1) ten percent (10%) of the total assets of FIL and its Subsidiaries at the end of the immediately preceding fiscal quarter, plus (2) seventy-five percent (75%) of the Net Proceeds received from the issuance by FIL of any Equity Securities of the type described in clause (a) of the definition of "Equity Securities" during calendar year 2001 or thereafter.

                  (ff) Clauses (ii) of Subparagraph 5.02(f) is amended to read in its entirety as follows:

                      (ii) Any Subsidiary of any of the Borrowers may pay
                  dividends to or repurchase its capital stock from such Subsidiary's parent; and

                  (gg) Subparagraph 5.02(i) is amended to read in its entirety as follows:

                  Transactions With Affiliates. None of the Borrowers or any of their Subsidiaries shall enter into any Contractual Obligation with any Affiliate (other than one of the Borrowers or one of its Subsidiaries) or engage in any other transaction with any such Affiliate except (A) upon terms at least as favorable to such Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons, except as disclosed or reflected in the Financial Statements of FIL dated December 31, 1999, furnished by FIL to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to clause (i) or
           (ii) of Subparagraph 5.01(a), or (B) in connection with transactions made pursuant to Subparagraphs 5.02(d) or 5.02(e).

                  (hh) Subparagraph 5.02(l) is amended to read in its entirety as follows:

                       Senior Debt. None of the Borrowers or any of their Subsidiaries will designate or permit to exist any other Indebtedness as "Designated Senior Debt" for the purposes of and as defined in of the Subordinated Indenture, other than the Obligations arising under this Agreement and the other Credit Documents and obligations arising under facilities providing or guaranteeing at least Seventy Five Million Dollars ($75,000,000) in the aggregate of loans or other debt or synthetic lease financings.

           (ii) Subparagraph 8.06(a) is amended by changing the phrase "with the prior consent of Agent" set forth in the second line thereof to "with prior notice to Agent".

           (jj) Schedule I is amended to read in its entirety as set forth on Attachment 1 hereto.

           (kk) Schedule 5.02(a) is amended to read in its entirety as set forth on Attachment 2 hereto.

           (ll) Schedule 5.02(e) is amended to read in its entirety as set forth on Attachment 3 hereto.

        4. GLOBAL AMENDMENTS TO CREDIT DOCUMENTS. In addition to the amendments to the Credit Agreement set forth in Paragraph 3 above and subject to the satisfaction of the conditions set forth in Paragraph 6 below, (a) all references in the Credit Documents (including the Credit Agreement) to "The DII Group, Inc." are hereby amended and changed to "Flextronics Holdings USA, Inc. (formerly known as The DII Group, Inc.)"; and (b) all references in the Credit Documents (including the Credit Agreement) to "DII" are hereby amended and changed to "FHUI"; provided, however, that references to the term "DII Acquisition" shall continue to refer to the term "DII Acquisition" (as such term is being amended pursuant to this Paragraph 4).

        5. REPRESENTATIONS AND WARRANTIES. FIL hereby represents and warrants to Agent and Lenders that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Paragraphs 3 and 4 above, the following will be true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of FIL set forth in
                      Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on the

                      Effective Date (except for representations and warranties expressly made as of a specified date, which are true and correct as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) Each of the Credit Documents is in full force and effect.

(Without limiting the scope of the term "Credit Documents," FIL expressly acknowledges in making the representations and warranties set forth in this Paragraph 5 that, on and after the date hereof, such term includes this Amendment.)

        6. EFFECTIVE DATE. The addition of the New Lenders as parties to the Credit Agreement effected by Paragraph 2 above, and the amendments to the Credit Agreement effected by Paragraphs 3 and 4 above, shall become effective on April 3, 2001 (the "Effective Date"), subject to receipt by Agent and Lenders on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, Lenders and their respective counsel:

                  (a) This Amendment duly executed by FIL, each Lender and
                      Agent;

                  (b) The Second Amendment to Credit Agreement, dated as of the date hereof, between Flextronics International USA, Inc., Flextronics Holding International Inc. (formerly known as The DII Group, Inc.), each "Existing Lender" (as defined therein) party thereto, each "New Lender" (as defined therein) party thereto and Agent, amending in certain respects the FIUI Credit Agreement;

                  (c) A letter in the form of Exhibit B hereto, dated the
                      Effective Date and duly executed by each of the Guarantors;

           (d) A Subsidiary Joinder, in the form attached as Attachment 1 to the Guaranty, duly executed by each of the following Eligible Material Subsidiaries, pursuant to which each such Eligible Material Subsidiary shall become a Guarantor under the Guaranty and shall be bound by all of the provisions of the Guaranty to the same extent as if such Person had executed the Guaranty on the Closing Date (collectively, the "New Guarantors"): (i) Flextronics International Marketing (L) Ltd., a Labuan corporation, (ii) JIT Holdings Limited, a Singapore corporation; (iii) Flextronics Distribution Inc., a California corporation; (iv) Multilayer Technology, Inc., a California corporation; and (iv) Flextronics Enclosures, Inc., a Delaware corporation;

           (e) A Certificate of the Secretary of FIL and each domestic (U.S.) Guarantor which is currently a Guarantor under the Guaranty, dated the Effective Date, certifying that (i) the Certificate of Incorporation and Bylaws of FIL or such Subsidiary, in the form delivered to Agent on the Closing Date, are in full force and effect and have not been amended, supplemented, revoked or repealed since such date (or, if such Certificates of Incorporation and/or Bylaws have been amended, supplemented, revoked or repealed since such date, a true and correct copy of each such new and currently effective

        Certificates of Incorporation and/or Bylaws), (ii) with respect to the Certificate of the Secretary of FIL, that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of FIL and continuing in effect, which (A) authorize the execution, delivery and performance by FIL of this Amendment and the consummation of the transactions contemplated hereby and (B) designate the officers authorized to so execute, deliver and perform on behalf of FIL, (iii) with respect to the Certificate of the Secretary of each Guarantor, that the resolutions (authorizing the execution, delivery and performance by such Person of the Guaranty) delivered to Agent on the Closing Date continue in effect and have not been amended, supplemented, revoked or repealed since the Closing Date; and (iv) that there are no proceedings for the dissolution or liquidation of FIL or such Guarantor;

           (f) With respect to each New Guarantor, the Certificate of Incorporation (or comparable certificate) of such Subsidiary, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its jurisdiction of incorporation (or, if any such Subsidiary is organized under the laws of any jurisdiction outside the United States, such other evidence as Agent may request to establish that such Person is duly organized and existing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);

           (g) With respect to each New Guarantor, to the extent such jurisdiction has the legal concept of a corporation being in good standing and a Governmental Authority in such jurisdiction issues any evidence of such good standing, a Certificate of Good Standing (or comparable certificate) for such Subsidiary, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its jurisdiction of incorporation (or, if any such Person is organized under the laws of any jurisdiction outside the United States, such other evidence as Agent may request to establish that such Person is duly qualified to do business and in good standing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);

           (h) With respect to each New Guarantor, a certificate of the Secretary or an Assistant Secretary (or comparable officer) of such Subsidiary, dated the Effective Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of such Subsidiary as in effect on the Effective Date (or, if any such Subsidiary is organized under the laws of any jurisdiction outside the United States, any comparable document provided for in the respective corporate laws of that jurisdiction); (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of such Subsidiary (or other comparable enabling action) and continuing in effect, which (i) authorize the execution, delivery and performance by such Person of the Subsidiary Joinder and the consummation of the transactions contemplated thereby and (ii) designate the officers, directors and attorneys authorized so to execute, deliver and perform on behalf of such Person; and (c) that there are no proceedings for the dissolution or liquidation of such Person, together with a certified English translation thereof (if appropriate);

           (i) With respect to each New Guarantor, a certificate of the Secretary or an Assistant Secretary (or comparable officer) of such Subsidiary, certifying the incumbency, signatures and authority of the officers, directors and attorneys of such Person authorized to execute, deliver the Subsidiary Joinder and perform its obligations under the Guaranty, together with a certified English translation thereof (if appropriate);

                  (j) A favorable written opinion of each of counsel to FIL, and
                      Fenwick & West (as counsel to the domestic (U.S.) Guarantors), dated the Effective Date, addressed to Agent for the benefit of Agent and Lenders, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent;

                  (k) A nonrefundable amendment fee to be paid to each Lender equal to 0.15% of each Lender's Commitment on the Effective Date;

                  (l) Payment of all fees and expenses payable to Agent on or prior to the Effective Date (including all fees payable to Agent pursuant to the arrangement fee letter agreement dated as of April 2, 2001); and

                  (m) Such other evidence as Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

        7. POST-EFFECTIVE DATE DELIVERIES. In addition to the foregoing, FIL hereby covenants that no later than 15 days after the Effective Date, FIL shall deliver or caused to be delivered to Agent and Lenders (in form and substance satisfactory to Agent, Lenders and their respective counsel) (a) a Certificate of the Secretary of each foreign (non-U.S.) Guarantor which has been a Guarantor since the Closing Date, certifying that (i) the Certificate of Incorporation and Bylaws of such Guarantor, in the form delivered to Agent on the Closing Date, are in full force and effect and have not been amended, supplemented, revoked or repealed since such date, (ii) that the resolutions (authorizing the execution, delivery and performance by such Person of the Guaranty) delivered to Agent on the Closing Date continue in effect and have not been amended, supplemented, revoked or repealed since the Closing Date; and (iii) that there are no proceedings for the dissolution or liquidation of such Subsidiary, together with an English translation thereof (if appropriate); (b) as requested by each Lender, new Revolving Loan Notes and Term Loan Notes, appropriately completed and duly executed by FIL, each of which shall be (i) payable to the order of such Lender, (ii) dated the Effective Date and (ii) otherwise appropriately completed; and (c) the items (if any) set forth in Paragraph 5 above the delivery of which has been temporarily waived by Agent with the consent of the Lenders upon the request of FIL made to Agent immediately prior to the Effective Date.

        8. EFFECT OF THIS AMENDMENT. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

        9. MISCELLANEOUS.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.



                            [Signature Pages Follow]

        IN WITNESS WHEREOF, FIL, Agent, the Existing Lenders and the New Lenders have caused this Amendment to be executed as of the day and year first above written.

BORROWER:                                   FLEXTRONICS INTERNATIONAL LTD.


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

AGENT:                                      ABN AMRO BANK, N.V., as Agent


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


EXISTING LENDERS:                           ABN AMRO BANK, N.V., as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            FLEET NATIONAL BANK, as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                            BANK OF AMERICA, N.A., as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            CITICORP USA, INC., as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            THE BANK OF NOVA SCOTIA,
                                            as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            BAYERISCHE HYPO-UND VEREINSBANK AG,
                                            NEW YORK BRANCH, as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                            BNP PARIBAS,
                                            as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            DANKSE BANK,
                                            as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            THE FUJI BANK, LIMITED,
                                            as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            SUMITOMO MITSUI BANKING CORPORATION,
                                            as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION, as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            COMERICA BANK, as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


NEW LENDERS:                                FIRST UNION NATIONAL BANK, as a
                                            Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            DEUTSCHE BANK AG, NEW YORK BRANCH,
                                            as a Lender


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT A

                    FORM OF TERMINATION AND RELEASE AGREEMENT


        This TERMINATION AND RELEASE AGREEMENT, dated as of April 3, 2001 (this "Agreement"), is executed by and between _______________ ("Pledgor") and ABN AMRO BANK N.V., acting as agent (in such capacity, "Agent") for the financial institutions which are parties to the Credit Agreement referred to in the Recitals below (collectively, "Lenders").

                                    RECITALS

        A. In connection with that certain Credit Agreement, dated as of April 3, 2000, by and among Flextronics International Ltd. ("FIL"), Designated Borrowers, Lenders, Agent, Managing Agents and Co-Agent (the "Original Credit Agreement"), Pledgor and Agent entered into a Pledge Agreement, dated as of April 3, 2000 (the "Pledge Agreement").

        B. Pursuant to the Pledge Agreement, Pledgor has granted to Agent, for the ratable benefit of Lenders and Agent, a security interest in all right, title and interest of the Pledgor in and to the Collateral (as defined in the Pledge Agreement) to secure Borrowers' obligations under the Original Credit Agreement.

        C. The Original Credit Agreement has been amended by a First Amendment to Credit Agreement, dated as of April 3, 2001, by and among FIL (as the sole Borrower under the Original Credit Agreement as of the date of such amendment), Lenders and Agent (the "First Amendment"). The Original Credit Agreement, as amended by the First Amendment, shall be referred to herein as the "Credit Agreement."

        D. Pursuant to the First Amendment, Lenders and Agent have agreed that, immediately after the First Amendment becomes effective, Agent shall terminate the Pledge Agreement and release all of Agent's security interest in the Collateral.

        E.     The First Amendment has become effective on the date hereof.

        NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor and Agent hereby agree as follows:

        1. Termination of Pledge Agreement. The Pledge Agreement referred to in the Recitals above is hereby terminated and Pledgor is hereby released therefrom. The Agent hereby releases, assigns, transfers and delivers to Pledgor, without recourse and without representation or warranty, all of its right, title and interest in the Collateral. Immediately upon the effectiveness of this Agreement, Agent shall return to Pledgor the originals of any Pledged Shares previously delivered by Pledgor to Agent pursuant to the Pledge Agreement.

        2. Further Assurances. From time to time, upon request by Pledgor or FIL, Agent shall, without further consideration other than reimbursement for any costs and expenses, execute, deliver and acknowledge all such further documents, agreements, certificates and instruments and do such further acts as Pledgor or FIL may reasonably request to more effectively evidence or effectuate the transactions contemplated by this Agreement, including, but not limited to, the release and termination of the Pledge Agreement and the release and discharge of all security interests and all other rights and interests that Agent, on behalf of itself and Lenders, has or may have had in the Collateral.

        3. Miscellaneous. This Agreement may not be amended, modified or waived except in writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the day and year first above written.

PLEDGOR:


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


AGENT:                                      ABN AMRO BANK, N.V.,
                                            as Agent


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT B

                        FORM OF GUARANTOR CONSENT LETTER

                                [Effective Date]

TO:     ABN AMRO BANK N.V.,
        As Agent for the Lenders under the Credit Agreement referred to below
        1.     Reference is made to the following:

               (a) The Credit Agreement dated as of April 3, 2000, among Flextronics International Ltd. ("FIL") and Designated Borrowers, Lenders, Agent, Documentation Agent, Managing Agents and Co-Agent, (the "Credit Agreement");

               (b) The Guaranty dated as of April 3, 2000 (the "Guaranty"), by the undersigned ("Guarantors") in favor of Agent for the benefit of Agent and Lenders; and

               (c) The First Amendment to Credit Agreement dated as of April 3, 2001 (the "First Amendment") by and among FIL (as the sole Borrower under the Credit Agreement as of the date of the First Amendment), Lenders and Agent.

        2. Guarantor hereby consents to the First Amendment. Each Guarantor expressly agrees that such amendment shall in no way affect or alter the rights, duties, or obligations of any Guarantor, any Lender or Agent under the Guaranty.

        3. From and after the date hereof, the term "Credit Agreement" as used in the Guaranty shall mean the Credit Agreement, as amended by the First Amendment.

        4. Guarantors' consent to the First Amendment shall not be construed (i) to have been required by the terms of the Guaranty or any other document, instrument or agreement relating thereto or (ii) to require the consent of any Guarantor in connection with any future amendment of the Credit Agreement or any other Credit Document.

        5. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement.

        6. Pursuant to clause (i) of Subparagraph 6(l) of the Guaranty, this Guarantor Consent Letter shall be governed by and construed in accordance with the laws of the State of California, except for the purposes of any suit or legal action brought in Mexico in which case it shall be governed by the laws of Mexico.

        IN WITNESS WHEREOF, Guarantors have executed this Guarantor Consent Letter as of the day and year first written above.

                                          FLEXTRONICS INTERNATIONAL
                                          LATIN AMERICA (L) LTD.

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEXTRONICS MANUFACTURING MEX,
                                          S.A. DE C.V.

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEXTRONICS HOLDINGS UK LIMITED

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEX INTERNATIONAL MARKETING (L) LTD.

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEXTRONICS USA, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEXTRONICS (MALAYSIA) SDN. BHD

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEXTRONICS USA INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          FLEXTRONICS INTERNATIONAL USA, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                  ATTACHMENT 1
                         SCHEDULE 1 TO CREDIT AGREEMENT
                                 See Attachment

                                  ATTACHMENT 2
                      SCHEDULE 5.02 (A) TO CREDIT AGREEMENT
                                 See Attachment

                                  ATTACHMENT 3
                      SCHEDULE 5.02(E) TO CREDIT AGREEMENT
                                 See Attachment